EXHIBIT 10.37
Addendum 1 To OEM Purchase and Supply Agreement between GE Medical Systems Information Technologies and Cardiac Science
The purpose of this addendum is to extend the set of private-label OEM devices manufactured by Cardiac Science (CSI) for GE Medical Systems Information Technologies (GEMS IT) to include one additional automated external defibrillator and its accessories. The product shall be labeled the “GE Responder AED Pro” and shall correspond in all other aspects with Cardiac Science’s version, the “Powerheart AED G3 Pro.” This document will also confirm transfer pricing to GEMS IT.
CSI authorizes GEMS IT to market this GE-branded AED on an exclusive basis anywhere in the world, except Japan. GEMS IT’s rights apply only to the GE-branded product. The technology on which this device is based will not be exclusive to GEMS IT and nothing in this agreement shall prohibit Cardiac Science from selling its products in any market or to any third parties.
The transfer prices shall be as follows:

•	Responder AED Pro package, including accessories & disposable battery	$	[ * ]
•	3-lead ECG patient cable for monitoring (optional)	$	[ * ]
•	Rechargeable battery (optional)	$	[ * ]
•	Battery charger	$	[ * ]
GE will incur no additional expenses for engineering, industrial design, or any other work associated with the customization of this product, its accessories, or its software. In particular, CSI will provide at no charge to GE translated RescueLink event-review software and operator’s manuals. As is the case with Responder AED, MDLink will be renamed ServiceLink and included on a separate, English-only Service CD-ROM.
CSI will manufacture this product for GEMS IT in accordance with (and this addendum shall form a part of and be otherwise subject to) the OEM Purchase and Supply Agreement signed between the parties on the 29th day of July 2003 (the “Agreement”). The definition of OEM Products under the Agreement shall be deemed to include the items covered by this addendum. In the event of conflict, this addendum shall control.
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IN WITNESS WHEREOF, the parties have caused this addendum to be signed by their thereunto duly authorized representatives as of March 24, 2004.

Cardiac Science, Inc.		GE Medical Systems Information Technologies

By:	/s/ RAYMOND W. COHEN	By:	/s/ MICHAEL GENAU

Name:	Raymond W. Cohen	Name:	Michael Genau

Title:	Chairman & CEO	Title:	Vice President & General Mgr., Diagnostic Cardiology

[ * ]	designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the commission.